Exhibit 10.1

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

THIS FIRST AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is entered into as of the 27th day of August, 2013, by and among the lenders listed on the signature pages hereof (the “Lenders”), FURMANITE WORLDWIDE, INC., a Delaware corporation (the “Company”), certain Subsidiaries of the Company party hereto pursuant to Section 2.23 of the Credit Agreement (each a “Designated Borrower”, and, together with the Company, the “Borrowers” and, each a “Borrower”), and JPMORGAN CHASE BANK, N.A., as administrative agent for the Lenders (the “Administrative Agent”).

BACKGROUND

WHEREAS, Lenders, Borrowers, and the Administrative Agent are parties to that certain Credit Agreement dated as of March 5, 2012 (as amended through the date hereof and as may be further amended, extended, renewed, or restated from time to time, the “Credit Agreement”) (terms defined in the Credit Agreement and not otherwise defined herein shall be used herein as defined in the Credit Agreement);

WHEREAS, Borrowers have requested that the Administrative Agent, subject to the conditions set forth herein, (a) consent to the Fixed and Floating Charges by Furmanite Limited and Furmanite International Limited in favor of the Trustees of the Furmanite International Limited Pension Plan, (b) consent to the acquisition of a division of ENGlobal Corporation and the Indebtedness to be incurred and owing to the seller, (c) increase the aggregate Commitments by $25,000,000 by each existing Lender increasing its Commitment and re-establish the accordion feature at $25,000,000, and (d) amend certain provisions of the Credit Agreement as provided in this Amendment;

WHEREAS, Administrative Agent and the Lenders have agreed to such amendment as set forth below, subject to the terms and conditions contained herein.

NOW, THEREFORE, in consideration of the covenants, conditions and agreements hereafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are all hereby acknowledged, the parties hereto covenant and agree as follows:

1. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended as follows:

(a) Amendment to Definitions. Section 1.01 of the Credit Agreement is hereby amended to add definitions of Acquisition and ENG E&C Acquisition in alphabetical order and amend the definitions of EBITDA, Fixed Charge Coverage Ratio, Interest Period, and Leverage Ratio to read as follows:

“Acquisition” means the purchase or other acquisition of all of the Equity Interests in, or all or substantially all of the property or a division or business segment of, any Person that, upon the consummation thereof, will be wholly-owned directly by the Company or one or more of its wholly-owned Subsidiaries (including as a result of a merger or consolidation).

“EBITDA” means, for any period, Net Income for such period plus (a) without duplication and to the extent deducted in determining Net Income for such period, the sum of (i) Interest Expense for such period, (ii)income tax expense for such period, (iii) all amounts attributable to depreciation and amortization expense for such period, (iv) any extraordinary non-cash charges for such period and (v) any other non-cash charges for such period (but excluding any non-cash charge in respect of an item that was included in Net Income in a prior period), minus (b) without duplication and to the extent included in Net Income, (i) any cash payments made during such period in respect of non-cash charges described in clause (a)(v) taken in a prior period and (ii) any extraordinary gains and any non-cash items of income for such period, all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP. For purposes of calculating EBITDA, whenever an Acquisition occurs, EBITDA may be calculated giving pro forma effect to such Acquisition to the extent approved by the Administrative Agent.

“ENG E&C Acquisition” means the Acquisition by Furmanite America, Inc., of certain assets comprising the Engineering and Construction segment of ENGlobal Corporation for an aggregate purchase price of up to $23,500,000, payable in cash in the amount of up to $20,000,000 and by execution of a promissory note payable by Furmanite America, Inc., to ENGlobal Corporation in the principal amount of up to $3,500,000, all upon terms and conditions satisfactory to the Administrative Agent.

“Fixed Charge Coverage Ratio” means, for any period, the ratio of (a) EBITDA minus the unfinanced portion of Capital Expenditures (Capital Expenditures paid with Revolving Loans shall be treated as unfinanced Capital Expenditures) for the period of four fiscal quarters ended on such date (or if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date), but excluding any portion of the purchase price paid in connection with the ENG E&C Acquisition which may be a Capital Expenditure or any other Acquisition which may be a Capital Expenditure to the extent approved by the Administrative Agent, to (b) Fixed Charges for the period of four fiscal quarters ended on such date (or if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date), all calculated for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

“Interest Period” means with respect to any Eurocurrency Borrowing, the period commencing on the date of such Eurocurrency Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Company may elect; provided, that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless, in the case of a Eurocurrency Borrowing only, such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period pertaining to a Eurocurrency Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on a Business Day on or before the end of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and, in the case of a Revolving Borrowing, thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Leverage Ratio” means, on any date, the ratio of (a) Funded Indebtedness on such date (excluding Indebtedness permitted under Section 6.03(i)) minus Excess Cash on such date to (b) EBITDA for the period of four consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date).

(b) Amendment to Section 2.05(a)(i). Section 2.05(a)(i) of the Credit Agreement is hereby amended to read as follows:

“(i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000,”

(c) Amendment to Section 2.09(f). The first sentence of Section 2.09(f) of the Credit Agreement is hereby amended to read as follows:

“Any amendment hereto for such an increase or addition shall be in form and substance satisfactory to the Administrative Agent and shall only require the written signatures of the Administrative Agent, the Company and each Lender being added or increasing its Commitment, subject only to the approval of all Lenders if any such increase would cause the Commitments to exceed $125,000,000.”

(d) Amendment to Section 6.01. Section 6.01 of the Credit Agreement shall be amended to replace the “.” with “; and” in subsection (k) and insert new subsection (l) immediately after subsection (k) which new subsection (l) shall read as follows:

“(l) Liens arising under the Fixed and Floating Charges, by Furmanite Limited and Furmanite International Limited in favor of the Trustees of the Furmanite International Limited Pension Plan (collectively, the “Fixed and Floating Charges”) to the extent such charges are subordinated to the Liens in favor of the Administrative Agent upon terms and conditions satisfactory to Administrative Agent.”

(e) Amendment to Section 6.02. The first phrase of the preamble to Section 6.02(f) of the Credit Agreement is hereby amended to read as follows:

“(f) Acquisitions, provided that, with respect to each such Acquisition made pursuant to this Section 6.02(f) the following conditions are satisfied:”

(f) Amendment to Section 6.03. Section 6.03 of the Credit Agreement shall be amended to restate subsections (f) and (h) as follows and insert new subsection (i) immediately after subsection (h) which new subsection (i) shall read as follows:

“(f) unsecured Indebtedness owing to Persons other than the Parent in an aggregate principal amount not to exceed $10,000,000 at any time outstanding;

(h) unsecured Indebtedness owing to the Parent in an aggregate principal amount not to exceed $7,500,000 at any time outstanding; provided that any such Indebtedness that is evidenced by a note shall be upon terms and conditions satisfactory to the Administrative Agent including subordination to the Obligations upon terms and conditions reasonably satisfactory to the Required Lenders, and all payments of such Indebtedness shall in any event be subject to Section 6.06; and

(i) Indebtedness in an aggregate amount not to exceed $19,000,000 calculated in accordance with GAAP under The Pension and Life Assurance Plan of Furmanite International Limited, which Indebtedness is subordinate to the Secured Obligations upon terms and conditions satisfactory to Administrative Agent.”

(g) Amendment to Article VI. A new Section 6.19 “Amendment, Etc. of the Fixed and Floating Charges” is hereby added to the Credit Agreement immediately following 6.18 thereof, which Section 6.19 shall read as follows:

“Section 6.19 Amendment, Etc. of the Fixed and Floating Charges. Amend, modify, or change in any manner any term or condition of the Fixed and Floating Charges, the obligations secured thereby, or any agreement evidencing such obligations, except with the prior written consent of the Administrative Agent.”

(h) Amendment to Section 7.01. Section 7.01 of the Credit Agreement shall be amended to insert new subsection (r) immediately after subsection (q) therein which new subsection (r) shall read as follows:

“(r) any Event of Default, as defined under either Fixed and Floating Charge, shall occur;”

(i) Amendment to Commitment Schedule. The Commitment Schedule is hereby amended to read in the form of the Commitment Schedule attached hereto. Each lender hereby agrees that as of the effectiveness of this Amendment, its Commitment is set forth on the Commitment Schedule attached hereto. As of the date hereof, the Borrower has fully exercised is right to increase the Commitments pursuant to Section 2.09(e) of the Credit Agreement.

2. REPRESENTATIONS AND WARRANTIES TRUE. By its execution and delivery hereof, each Borrower represents and warrants to the Administrative Agent, the Issuing Bank, and the Lenders that, as of the date hereof:

(a) after giving effect to this Amendment, the representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof as if made on and as of such date, except for any representations and warranties made as of a specific date, which shall be true and correct in all material respects on and as of such specific date;

(b) the execution, delivery and performance by each Borrower of this Amendment have been duly authorized by all necessary corporate, limited liability company or partnership action required on its part, and this Amendment and the Credit Agreement are the legal, valid and binding obligations of the Borrowers, enforceable against the Borrowers in accordance with their terms, except as their enforceability may be affected by the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to or affecting the rights or remedies of creditors generally; and

(c) after giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default.

3. CONDITIONS TO ENG E&C ACQUISITION. In reliance on the representations, warranties, covenants and agreements contained in this Amendment, and subject to the terms and conditions set forth in (i) this Section 3 and (ii) Section 4 hereof, the Lenders hereby consent to the ENG E&C Acquisition and agree that the ENG E&C Acquisition purchase price shall not reduce the acquisition basket limits in Section 6.02(f) of the Credit Agreement; provided, that each of the following conditions is satisfied:

(i) the ENG E&C Acquisition shall be consummated and funded on or prior to September 30, 2013 or such later date to which the Administrative Agent may agree;

(ii) the ENG E&C Acquisition shall be consummated pursuant to documentation satisfactory to the Administrative Agent, the material terms of which have been provided to the Lenders on the date hereof including a cash purchase price not to exceed $20,000,000 and an unsecured promissory note of Furmanite America, Inc., payable to the sellers in an amount not to exceed $3,500,000 upon terms satisfactory to the Administrative Agent; and

(iii) No Default exists immediately prior to or after giving effect to the consummation of the ENG E&C Acquisition.

4. CONDITIONS OF EFFECTIVENESS. This Amendment shall not be effective until each of the following conditions precedent shall have been satisfied:

(a) Execution and Delivery. The Borrowers, the Administrative Agent, and the Lenders shall have executed and delivered this Amendment to Administrative Agent;

(b) Payment of Fee. Borrowers shall have paid to Administrative Agent, for the pro rata benefit of the Lenders, a fully earned and nonrefundable fee in an amount equal to 0.20% of the increase in each Lender’s aggregate Commitment being provided pursuant to this Amendment;

(c) Representations and Warranties. The representations and warranties of the Borrowers under this Amendment are true and correct in all material respects as of such date, as if then made (except to the extent that such representations and warranties relate solely to an earlier date);

(d) No Default. No Default shall have occurred and be continuing or shall result from the effectiveness of this Amendment; and

(e) Other Documents. The Administrative Agent shall have received such other instruments and documents incidental and appropriate to the transaction provided for herein as the Administrative Agent or its counsel may reasonably request, and all such documents shall be in form and substance satisfactory to the Administrative Agent.

5. REFERENCE TO CREDIT AGREEMENT; RATIFICATION. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Credit Agreement, as amended by this Amendment. The terms, provisions, conditions and covenants of the Credit Agreement and the other Loan Documents remain in full force and effect and are hereby ratified and confirmed.

6. COUNTERPARTS; EXECUTION VIA FACSIMILE. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Amendment may be validly executed and delivered by facsimile or other electronic transmission (including pdf).

7. LEGAL EXPENSES. Each Borrower hereby agrees to pay all reasonable fees and expenses of counsel to the Administrative Agent incurred in connection with the preparation, negotiation and execution of this Amendment and all related documents.

8. GOVERNING LAW; BINDING EFFECT. This Amendment shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon each Borrower, the Administrative Agent, each Lender and their respective successors and assigns.

9. HEADINGS. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10. LOAN DOCUMENT. This Amendment is a Loan Document and is subject to all provisions of the Credit Agreement applicable to Loan Documents, all of which are incorporated in this Amendment by reference the same as if set forth in this Amendment verbatim.

11. Guarantors. The Guarantors hereby consent to the execution of this Amendment by the Borrowers and reaffirm their obligations under the Loan Documents. The Borrowers and the Guarantors acknowledge and agree that the renewal, extension and amendment of the Credit Agreement shall not be considered a novation of account or new contract but that all existing rights, titles, powers, and estates in favor of the Administrative Agent, the Issuing Bank and the Lenders constitute valid and existing obligations in favor of the Administrative Agent, the Issuing Bank, and the Lenders. The Borrowers and the Guarantors each confirm and agree that (a) neither the execution of this Amendment or any other Loan Document nor the consummation of the transactions described herein and therein shall in any way effect, impair or limit the covenants, liabilities, obligations and duties of the Borrowers and the Guarantors under the Loan Documents, and (b) the obligations evidenced and secured by the Loan Documents continue in full force and effect.

12. NO ORAL AGREEMENTS. THIS WRITTEN AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

12. Successors and Assigns. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit), except that (1) no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrowers without such consent shall be null and void) and (2) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with Section 10.04 of the Credit Agreement. Nothing in this Amendment, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of the Issuing Bank that issues any Letter of Credit) and Participants (to the extent provided in Section 10.04 of the Credit Agreement) any legal or equitable right, remedy or claim under or by reason of this Amendment.

13. Instruction to Administrative Agent. Required Lenders hereby direct the Administrative Agent to enter into a Subordination Agreement with the Trustees of the Furmanite International Limited Pension Plan, subordinating the Lien of the Fixed and Floating Charges to the Lien of the Administrative Agent, upon terms and conditions satisfactory to the Administrative Agent.

IN WITNESS WHEREOF, the Borrowers, the Lenders, the Issuing Bank, and the Administrative Agent have executed this Amendment as of the date first above written.

BORROWER:

FURMANITE WORLDWIDE, INC.

By:
Name:	Robert S. Muff
Title:	Principal Financial Officer

DESIGNATED BORROWERS:

FURMANITE INTERNATIONAL FINANCE LIMITED

Acting by:
Name:	Robert S. Muff
Title:	Director

FURMANITE LIMITED

Acting by:
Name:	Robert S. Muff
Title:	Director

JPMORGAN CHASE BANK, N.A., individually as a Lender, as Administrative Agent, and as the Issuing Bank

By:
Name:	Jim Cunningham
Title:	Banker Senior—MM

OTHER LENDERS:

WELLS FARGO BANK, N.A.,
as Lender

By:
Name:
Title:

COMPASS BANK,
as Lender

By:
Name:
Title:

Each of the undersigned hereby consents and agrees to this Amendment and agrees that the Loan Documents to which it is a party are hereby ratified, reaffirmed, and confirmed, and are and shall remain in full force and effect and shall continue to be the legal, valid, and binding obligation of each of the undersigned enforceable against the undersigned in accordance with their respective terms.

GUARANTORS:

FURMANITE WORLDWIDE, INC.

By:
Name:	Robert S. Muff
Title:	Principal Financial Officer

FURMANITE INTERNATIONAL FINANCE LIMITED

Acting by:	In the presence of:

Name: Robert S. Muff	Name: William Fry
Title: Director	Title: Secretary

FURMANITE LIMITED

Acting by:	In the presence of:

Name: Robert S. Muff	Name: William Fry
Title: Director	Title: Secretary

FURMANITE OFFSHORE SERVICES, INC.

By:
Name: Robert S. Muff
Title: Principal Financial Officer

FURMANITE AMERICA, INC.

By:
Name: Robert S. Muff
Title: Principal Financial Officer

FURMANITE US GSG LLC

By: Furmanite America, Inc., its sole member

By:
Name: Robert S. Muff
Title: Principal Financial Officer

FURMANITE HOLDING B.V.

Name: Robert Scott Muff
Title: Director A

FURMANITE 1986

Acting by:	In the presence of:

Name: Robert S. Muff	Name: William Fry
Title: Director	Title: Secretary

FURMANITE GSG LIMITED

Acting by:	In the presence of:

Name: Robert S. Muff	Name: William Fry
Title: Director	Title: Secretary

FURMANITE INTERNATIONAL LIMITED Acting by: Name: Robert S. Muff Title: Director	In the presence of: Name: William Fry Title: Secretary

FURMANITE AUSTRALIA PTY LTD in accordance with section 127(1) of the Corporations Act 2001 (cwlth) by authority of its director: By: Name: Robert S. Muff Title: Director	By: Name: Joseph E. Milliron Title: Director

FURMANITE MALAYSIA LLC By: Furmanite Holding B.V., its sole member Name: Robert Scott Muff Title: Director A

SELF LEVELING MACHINES, INC. By: Name: Robert S. Muff Title: Principal Financial Officer

ADVANCE INTEGRITY SOLUTIONS, INC. By: Name: Robert S. Muff Title: Principal Financial Officer

COMMITMENT SCHEDULE

Lender	Commitment
JPMorgan Chase Bank, N.A.	$40,000,000
Wells Fargo Bank, N.A.	$40,000,000
Compass Bank	$20,000,000
Total	$100,000,000